Exhibit 99.1

Benson Hill Announces CFO Transition with the Upcoming Retirement of DeAnn Brunts and Appointment of Dean Freeman as Next CFO

DeAnn Brunts to retire after filing of 2021 Form 10-K, will remain on the Benson Hill Board of Directors

ST. LOUIS, MO – February 8, 2022 – Benson Hill, Inc. (NYSE: BHIL) today announced that Dean Freeman, a seasoned finance executive with nearly 30 years of experience, will become Benson Hill’s next Chief Financial Officer. DeAnn Brunts has elected to return to retirement from her full-time executive role effective following the Company’s filing with the Securities and Exchange Commission of its 2021 Annual Report on Form 10-K. Brunts will remain on the Company’s Board of Directors, the original role she had when she joined Benson Hill in 2020.

Freeman officially joined Benson Hill as Executive Vice President of Finance on February 2 of this year and will work closely with Brunts over the next two months to ensure an effective transition.

“Dean brings the full breadth of financial and business acumen to Benson Hill, but beyond that, he has first-hand experience leveraging technology and innovation to modernize entrenched industries,” said Matt Crisp, Chief Executive Officer of Benson Hill. “His foresight, discipline, and growth mindset fit well with our culture as we execute our strategy and growth plans, creating value across an evolving food system."

Freeman brings nearly three decades of financial leadership and public company experience. Most recently, Freeman served as the President and CEO of First Source Capital, a commercial finance company he founded in 2019. Prior to that, he held roles as Chief Financial Officer at GCP Applied Technologies and interim Chief Executive Officer at Watts Water Technologies, each a publicly traded company on the New York Stock Exchange.

“I am thrilled to be joining Matt and the Benson Hill team during this important time in the Company’s history,” said Freeman. “I believe Benson Hill is well positioned for its next phase of growth, commercializing its current and future portfolio of innovative ingredient solutions to serve human food, aquaculture and pet food markets. I look forward to working with Matt and the rest of the leadership team to further enhance the Company's financial and operational performance.”

“We are very grateful for the role DeAnn has played at Benson Hill, most notably helping lead our transition into the public markets only months after joining us,” said Crisp. “We recruited DeAnn to the Board in 2020 and she graciously agreed to step out of retirement and into the CFO role. Her leadership, oversight and hard work have helped to position Benson Hill to be a category-defining player in the food system. We are pleased DeAnn will continue her service in the boardroom.”

“It has been both an honor and a privilege to work alongside Matt and the Benson Hill team this past year as CFO,” said Brunts. “Given the progress, and our accomplishments, I have decided, for purely personal reasons, to retire a final time. I am excited about Benson Hill’s future and look forward to remaining involved as a director on the Benson Hill Board of Directors. I will continue to support the Company as it executes its strategy and achieves its mission of creating food that’s made better from the beginning.”

Fourth Quarter and Full Year 2021 Results

In a separate press release issued yesterday, Benson Hill announced that it will release its financial results for the fourth quarter and full year ending December 31, 2021, before the markets open on Monday, March 28, 2022.

The Company will host a webcast to discuss the results at 8:30 a.m. Eastern Time, including a presentation by management followed by a Q&A session. The webcast can be accessed via a link on Benson Hill’s investor relations website at https://investors.bensonhill.com/.

About Dean Freeman

Dean Freeman is a seasoned executive with nearly three decades of financial leadership and public company experience. Most recently, Dean served as the President and CEO of First Source Capital, a commercial finance company he founded in 2019 to serve the commercial real estate, trade finance, alternative finance, M&A and business finance markets. Prior to starting First Source Capital, he served as Vice President, Finance, Information Technology, Chief Financial Officer at GCP Applied Technologies Inc., where he oversaw the company’s global financial planning, accounting, tax and treasury, investor relations and global information technology platform. Prior to GCP, he served as the Interim President & Chief Executive Officer and as Executive Vice President and Chief Financial Officer of Watts Water Technologies Inc. Prior to Watts, he co-led The Office of the Chief Financial Officer at Flowserve Corporation as its Senior Vice President of Finance and Treasurer, where he oversaw global treasury, financial and strategic planning, investor relations and divisional financial leadership. In addition, Dean has previously held leadership positions at United Technologies Corporation and Alstom Power Services.

About Benson Hill

Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding our management strategy and our plans for growth, statements regarding our management transition, and statements regarding expectations relating to future performance and the Company’s outlook. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks associated with our ability to successfully manage leadership and organizational changes, risks associated with retaining key members of our management team, risks associated with our ability to grow and manage growth profitably, our ability to execute our business plans and leverage our technology, our transition to becoming a public company, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. We expressly disclaim any duty to update these forward-looking statements, except as otherwise required by law.

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Benson Hill
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